SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )


Filed by the Registrant        X
                           -------
Filed by a Party other than  the Registrant
                                             -------

Check the appropriate box:


     Preliminary Proxy Statement
-----
     Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
-----
  X  Definitive Proxy Statement
-----
     Definitive Additional Materials
-----
     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12
-----

                              IEC Electronics Corp.
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                 (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X        No fee required
----

       Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
----
      1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

      2)   Aggregate number of securities to which transaction applies:

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


      3) Per *unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(Set forth the amount on which the filing fee is calculated and state how it was determined):

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      4)   Proposed maximum aggregate value of transaction:

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      5)   Total fee paid:

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       Fee paid previously with preliminary materials.
----
       Check box if any part of the fee is offset as provided by Exchange Act ---- Rule 0-11(a)(2)and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount previously paid:
                                  ---------------------------------------------

      2)   Form, Schedule or Registration Statement No.
                                                       ------------------------

      3)   Filing party:
                        -------------------------------------------------------

      4)   Date filed:
                      ---------------------------------------------------------

                        IEC ELECTRONICS CORP.
                          105 NORTON STREET
                        NEWARK, NEW YORK 14513


               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              To Be Held
                          February 26, 1997



TO THE STOCKHOLDERS OF IEC ELECTRONICS CORP.:

      The annual meeting of stockholders of IEC Electronics Corp. (the "Company") will be held on Wednesday, February 26, 1997, at 10:30 a.m. at Marine Midland Bank, N.A., One Marine Midland Plaza, Rochester, New York (the "Annual Meeting") for the following purposes:

      1. To elect seven (7) directors to serve until the 1998 Annual Meeting and until their successors are duly elected and qualified.

      2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The Board of Directors has fixed the close of business on January 10, 1997 as the record date for the determination of stockholders entitled to vote at the Annual Meeting and to receive notice thereof. The transfer books of the Company will not be closed.

      STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                       By Order of the Board of Directors

                              /s/Timothy J. Kennedy
                                 Timothy J. Kennedy,
                                 Secretary


DATED:      January 17, 1997
            Newark, New York

                        IEC ELECTRONICS CORP.
                         105 Norton Street
                        Newark, New York 14513

                           ---------------

                           PROXY STATEMENT

                           ---------------


                         GENERAL INFORMATION

      This Proxy Statement is furnished to stockholders of IEC Electronics Corp. (the "Company") by the Board of Directors (the "Board") of the Company in connection with the solicitation of the enclosed proxy for use at the annual meeting of the stockholders to be held on Wednesday, February 26, 1997 at Marine Midland Bank, N.A., One Marine Midland Plaza, Rochester, New York at 10:30 a.m., and at any adjournments thereof (the "Annual Meeting").

      The principal executive offices of the Company are located at 105 Norton Street, Newark, New York 14513, and its telephone number is (315) 331-7742. The approximate date on which this Proxy Statement and the enclosed proxy are first being sent to stockholders is January 17, 1997.

Voting Information

    Only stockholders of record at the close of business on January 10, 1997 will be entitled to notice of and to vote at the Annual Meeting. As of that date 7,415,070 shares of common stock, par value $.01 per share, of the Company ("Common Stock") were outstanding and entitled to vote at the Annual Meeting. Stockholders are entitled to cast one vote for each share held of record at the close of business on January 10, 1997 on each matter submitted to a vote at the Annual Meeting. Any stockholder may revoke a proxy at any time prior to its exercise by filing a later-dated proxy or a written notice of revocation with the Secretary of the Company, 105 Norton Street, Newark, New York 14513, or by voting in person at the Annual Meeting. If a stockholder is not attending the Annual Meeting, any proxy or notice should be returned in time for receipt no later than the close of business on the day preceding the Annual Meeting.

      When proxies are properly dated, executed and returned, the shares they represent will be voted at the Annual Meeting in accordance with the instruction of the stockholder. If no specific instructions are given, the shares will be voted FOR the election of the seven nominees as directors.

      The Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the judgment of the persons named in the proxies.

      The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting.

      Under the law of Delaware, the Company's state of incorporation, abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Usually, this occurs where brokers have not received instructions from clients, in which case brokers are permitted to vote on "routine" matters but not on non-routine matters. The missing votes on non-routine matters are broker non-votes.

      For the election of directors, only proxies and ballots marked "FOR all nominees", "WITHHELD for all nominees" or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; votes that are withheld are excluded entirely from the vote and will have no effect. Abstentions will have no effect on the vote for the election of directors. Directors are elected by a plurality of the votes cast.

Proxy Solicitation

      The entire cost of the solicitation of proxies will be paid by the Company. In addition to the solicitation of proxies by mail, some of the officers and regular employees of the Company, without extra remuneration, may solicit proxies, personally or by telephone, telegram or cable. The Company may also request brokers, banks, nominees, custodians, fiduciaries, and others to forward soliciting material to the beneficial owners of the Company's shares of Common Stock and will reimburse such persons for reasonable expenses incurred in forwarding such materials. In addition, the Company has retained Corporate Investor Communications, Inc. to assist in distribution of proxy solicitation materials and solicitation and collection of proxies for an anticipated fee of not more than $2,500.00 plus out-of-pocket expenses.

Proxy Statement Proposals

      At the annual meeting each year, the Board of Directors submits to stockholders its nominees for election as directors. In addition, the Board of Directors may submit other matters to the stockholders for action at the annual meeting.

      Stockholders of the Company also may submit proposals for inclusion in the proxy material. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company's 1998 proxy material, a stockholder's proposal must be received not later than September 22, 1997 at the principal office of the Company, 105 Norton Street, Newark, NY 14513, Attention: Secretary.

      In addition, the Company's By-Laws provide that in order for business to be brought before an annual meeting of stockholders, a stockholder must deliver written notice to the Secretary of the Company not less than 90 days prior to the date of the meeting. The notice must set forth the stockholder's name, address and number of shares of Company stock held, a representation that the stockholder intends to appear in person or by proxy at the meeting to make the proposal, a description of the business to be brought before the meeting, the reasons for conducting such business at the annual meeting, any material interest of the stockholder in the proposal, and such other information regarding the proposal as would be required to be included in a proxy statement. No such notice has been received by the Company.

      The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be delivered not less than 90 days before the date of a meeting of stockholders. The notice must set forth the name and address of and number of shares of Company stock owned by stockholder, the name and address of the person to be nominated, a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, a description of all arrangements or understandings between such stockholder and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by such stockholder, business address and experience during the past five years, any other directorships held by the nominee, the nominee's involvement in certain legal proceedings during the past five years and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a director of the Company if elected. No such notice has been received by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table and notes thereto set forth certain information regarding beneficial ownership of the Company's Common Stock as of January 10, 1997 by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Executive Officers named in the Summary Compensation Table, and (iv) all directors and officers of the Company as a group. The information as to each person has been furnished by such person, and, except as noted, each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

                                                   Shares            Percent
     Name and Address of Benefical Owner         Beneficially      Beneficially
                                                    Owned              Owned
----------------------------------------------   ------------      ------------
Heartland Advisors, Inc.(1) ..................      2,299,000             31.00%
790 North Milwaukee Street
Milwaukee, WI 53202
Signal Capital Corporation ...................      1,225,625             16.53%
55 Ferncroft Road
Danvers, MA 01923
Estate of Roger E. Main ......................        531,175(2)           7.09%
31 Stony Brook Lane
Fairport, NY 14450
Russell E. Stingel ...........................        165,375(3)           2.22%
105 Norton Street
Newark, NY 14513
David J. Beaubien* ...........................         13,000(4)            +
12 North Taylor Hill Road
Montague, MA 01351
Thomas W. Folger* ............................         77,036(5)           1.04%
Glenpointe Centre East
5th Floor
300 Frank W. Burr Blvd
Teaneck, NJ 07666
W. Barry Gilbert* ............................         12,500(4)            +
130 Runnymede Road
Rochester, NY 14618
Robert P. B. Kidd* ...........................         42,805(5)            +
Suite E-201
725 AIA North
Jupiter, FL 33477
Eben S. Moulton* (6) .........................          6,000(5)            +
55 Ferncroft Road
Danvers, MA 01923
Justin L. Vigdor* ............................         29,200(5)            +
2400 Chase Square
Rochester, NY 14604
Timothy J. Kennedy ...........................         98,750(7)           1.33%
105 Norton Street
Newark, NY 14513
Edward Butka .................................         89,715(7)           1.21%
105 Norton Street
Newark, NY 14513
J. Darrell Cottle ............................        237,366(8)           3.19%
350 11th Street, N.W
Arab, AL 35016

  All directors and officers as                       771,747(6)(9)       10.23%
  a group (10 persons)
 ------------
*Member of Board of Directors of the Company

+Less than 1%

(1)   Heartland Advisors,  Inc. ("HA") is an Investment Adviser registered under
      Section 203 of the Investment Advisers Act of 1940. HA has advised the Company that, as of December 1, 1996, it has the sole voting power with respect to 2,000,600 shares and the sole dispositive power with respect to all of such shares. HA has also advised the Company that all of such shares are held in advisory accounts of HA. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. The interests of one such account, Heartland Value Fund, a series of Heartland Group, Inc., a registered investment company, relates to more than 5% of the class.
(2) Includes 74,250 shares of Common Stock subject to options currently exercisable.
(3) Includes 33,125 shares of Common Stock subject to options currently exercisable.
(4) Includes 11,000 shares of Common Stock subject to options currently exercisable.
(5) Includes 6,000 shares of Common Stock subject to options currently exercisable.
(6) Mr. Moulton is President of Signal Capital Corporation ("Signal"). The shares owned by Signal are not included in the shares owned by Mr. Moulton or in the shares owned by all directors and officers as a group.
(7) Includes 10,000 shares of Common Stock subject to options currently exercisable.
(8) Includes 103,058 shares of Common Stock held by Mrs. Cottle and 31,250 shares of Common Stock subject to options currently exercisable.
(9) Includes 130,375 shares of Common Stock subject to options currently exercisable.


                        ELECTION OF DIRECTORS

      Seven directors are to be elected at the Annual Meeting, to hold office until the next annual meeting of stockholders and until their successors are elected and qualified. Roger E. Main, a co-founder of the Company and its Chief Executive Officer, President and Chairman of the Board, died on July 9, 1996. To fill the vacancy caused by his death, the Board of Directors elected Russell E. Stingel, the Company's current Chief Executive Officer and President, a director in October 1996. Accordingly, Mr. Stingel will be standing for election by the Stockholders for the first time at the Annual Meeting. All of the other nominees for directors are incumbent directors and were elected at the last annual meeting.

It is intended that the accompanying proxy will be voted in favor of the persons listed below to serve as directors unless the stockholder indicates to the contrary on the proxy. Management expects that each of the nominees will be available for election, but if any of them is not a candidate at the time the election occurs, it is intended that such proxy will be voted for the election of another nominee to be designated by the Board of Directors to fill any such vacancy.

Nominees for Election as Directors

      The following is a brief description of the nominees for election as directors.

      Russell E. Stingel, 66, has served as President since February 1996, as Chief Executive Officer since July 1996, and as a director since October 1996. Prior thereto, he had been the Executive Vice President, Secretary and General Manager of the Company since 1977. He was previously employed as President of the Ward Hydraulics Division of Figgee International Holdings, Inc. and in various management positions by General Dynamics Corporation.

      David J. Beaubien, 62, a director of the Company since October 1990, has been a director and chairman of Yankee Environmental Systems, Inc., a manufacturer of Solar Radiation Monitoring Instruments, since 1990. Prior thereto, he was Senior Vice President of EG & G, Inc., Wellesley, Massachusetts, a manufacturer of Scientific Instruments and manager of U.S. Government facilities from 1967 until his retirement in January 1991. He is also a director of the Paine Webber Mitchell Hutchins (PACE) Mutual Funds.

      Thomas W. Folger, 69, a director of the Company since September 1988, has been a general partner of the sole general partner of DeMuth, Folger & Wetherill, a New York venture capital investment firm, since its formation in 1983. Prior to 1983, Mr. Folger was Vice President of, and held various management positions with, Kidder, Peabody & Co. Incorporated. Mr Folger is also a director of Micrion Corp.

     W. Barry Gilbert, 50, a director of the Company since February 1993, has been the President of the Thermal Management Group of Bowthorpe Plc. of Crawley, West Sussex, England since 1991. Prior to that time he was corporate Vice President and President, Analytical Products Division of Milton Roy Company, a manufacturer of analytical instrumentation.

      Robert P.B. Kidd, 63, has served as a director of the Company since its formation in 1966 and has been an insurance agent since 1961. He is President of Blue Water Insurance, Inc. Prior thereto, he was a Vice President of Lawrence United Corporation, an insurance agency and a division of the Lawrence Group.

      Eben S. Moulton, 50, a director of the Company since November 1992, has served as President of Signal Capital Corporation, a financial services corporation, of Danvers, Massachusetts since 1988. Prior thereto, he was a Vice President thereof. Mr. Moulton is also a director of Signal Capital Corporation.

      Justin L. Vigdor, 67, is Assistant Secretary of the Company and has served as a director of the Company since 1967. He has been an attorney since 1951 and is a partner in the law firm of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, Rochester, New York, counsel to the Company. Mr. Vigdor is also a director of PSC Inc.

The Board of Directors recommends a vote FOR the election as directors the nominees listed above.

Information Regarding the Board and its Committees

      The Board of Directors has an Audit Committee, a Compensation Committee, a Corporate Development Committee and an Executive Committee. There is no standing nominating committee. The Audit Committee has the responsibility for recommending the appointment of the Company's independent accountants, reviewing the scope and results of audits, reviewing internal accounting controls and systems and reviewing accounting, auditing, and financial reporting matters. These reviews include meetings with the independent auditors and representatives of management as well as separate and private meetings with the independent auditors to insure that the scope of their activities has not been restricted and that adequate responses to their recommendations had been received. The Audit Committee, whose members are Messrs. Gilbert, Folger, Kidd and Vigdor, held one meeting in fiscal 1996.

      The Compensation Committee has the responsibility for recommending to the Board of Directors the remuneration arrangements for the executive officers of the Company, administering the Company's stock option plans, adopting and reviewing major compensation plans and reviewing bonus plan allocations. In fiscal 1996 the Compensation Committee held one meeting and took action by unanimous written consent in lieu of a special meeting twice. The members of the Compensation Committee are Messrs. Folger, Beaubien and Gilbert.

      The Corporate Development Committee has the responsibility for investigating and evaluating potential acquisition candidates or other opportunities for corporate growth. In fiscal 1996, the Corporate Development Committee held six formal meetings and several informal meetings with the Company's financial advisors to review and discuss various alternatives to enhance shareholder value. Members of the Corporate Development Committee are Messrs. Folger, Moulten, Stingel and Vigdor.

      The Executive Committee is authorized to exercise the powers of the Board of Directors in the interval between regular meetings of the full Board of Directors. In fiscal 1996, the Executive Committee did not meet. The members of the Executive Committee are Messrs. Folger, Moulten and Stingel.

      In fiscal 1996, the Board of Directors met eleven times. Each director attended at least 75% of the total number of meetings of the Board of Directors and the Committees of the Board on which he served.

Compensation of Directors

      Commencing with the quarter beginning April 1, 1996, each non-employee director receives compensation of up to $2,500 per quarter for services as a director; the exact amount paid to a director will be based upon his meeting attendance. For fiscal 1996, an aggregate of $25,625 was paid to the six non-employee directors. In addition, each non-employee director is reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings.

      The Company's 1993 Stock Option Plan (the "1993 SOP") provides for automatic grants of stock options to each member of the Board of Directors who is not also an employee of the Company. All directors, except Mr. Stingel, are non-employee directors.

      Pursuant to the 1993 SOP, a Non-Employee Director Stock Option ("NEDSO") for 6,000 shares is granted to each non-employee director automatically every three years on the date of the Annual Meeting of stockholders. The first such grants were made on the date of the 1994 Annual Meeting of Stockholders (February 16, 1994), and each non-employee director received a NEDSO for 6,000 shares at an exercise price of $20.00 per share, the fair market value of the Company's Common Stock on the date of grant. New grants will be made to the non-employee directors on the date of this Annual Meeting.

Directors' and Officers' Liability Insurance Policy

      The Company has two insurance policies aggregating $2,000,000 effective until February 19, 1997, which protect its officers and directors against losses which certain persons may incur because of their acts or omissions as officers or directors. One policy is written by Royal Insurance Company at an annual premium of $75,000 and the other policy is written by great American Insurance Company at an annual premium of $48,000.

                    EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

      The following table sets forth individual compensation information for all services rendered to the Company and its subsidiaries in all capacities during the periods described below for the individuals who served as Chief Executive Officer during fiscal 1996 and the three most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at September 30, 1996. The following table sets forth compensation information for each of those individuals for the years ended September 30, 1996, 1995 and 1994.

                      Summary Compensation Table

                                                   Long Term
                                                  Compensation
                                                  ------------
                             Annual Compensation    Awards
                             -------------------    ------
                                                  Securities
     Name and        Fiscal                       Underlying    All Other
Principal Position    Year  Salary($) Bonus($)(1) Options(#)  Compensation($)(2)
------------------    ----  --------- ----------- ----------- ------------------
Russell E. Stingel(3) 1996   $125,327      $700       ---          $3,135
President and Chief   1995    105,000    22,417       ---           3,049
Executive Officer     1994    105,000    84,028      20,000         3,077

Roger E. Main(4)      1996   $126,923     ---         ---          $3,135
Former President and  1995    150,000  $ 43,453       ---           3,049
Chief Executive       1994    150,000   308,988      28,000         3,077
Officer

Timothy J. Kennedy(5) 1996   $114,423     $625        ---          $3,135
Vice President,       1995    100,000    22,302       ---           3,049
Treasurer, Chief      1994    100,000    78,598      20,000         3,077
Financial Officer
and Secretary

Edward Butka          1996    $106,481  $39,575       ---          $3,135
Vice President        1995      95,000   41,187       ---           3,205
and Assistant         1994      95,000   73,168      20,000         3,680
General Manager

J. Darrell Cottle(6)  1996     $101,200    $506       ---          $2,376
President, Accutek    1995       92,000  20,000      50,000         1,544

----------------
(1) The bonus amounts are payable pursuant to the Company's incentive bonus plans which are described below under the caption "Report of the Compensation Committee of the Board of Directors on Executive Compensation." In addition, in each of fiscal 1996 and 1995 Mr. Butka received a special bonus.

(2) The compensation reported represents the Company matching contributions made in connection with the Company's 401(k) Profit Sharing Plan.

(3) Mr. Stingel became President in February 1996, Chief Executive Officer in July 1996 and a director in October 1996. Prior thereto, he was the Executive Vice President, Secretary and General Manager of the Company.

(4) Mr. Main died in July 1996 after a long illness. He had been a co-founder of the Company, its Chairman of the Board, Chief Executive Officer and President.

(5)   Mr. Kennedy assumed the additional position of Secretary in February 1996.

(6) Mr. Cottle has served as President and as a director of the Company's subsidiary, Accutek, Inc., since its acquisition by the Company in November 1994.

Options and Stock Appreciation Rights

      No stock options or stock appreciation rights were granted to any of the executive officers named in the Summary Compensation Table above.

      The following table summarizes option exercises during fiscal 1996 by the executive officers named in the Summary Compensation Table above, and the value of the options held by such person at the end of fiscal 1996.

            AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND
                  FISCAL 1996 YEAR-END OPTION VALUES

                                    Number of
                               Securities Underlying     Value of Unexercised
                               Unexercised Options       In-the-MoneyOptions At
                               At September 30, 1996(#) September 30, 1996($)(2)
                              ------------------------- ------------------------
                 Shares
                 Acquired
                   on      Value
      Name       Exercise Realized Exercis-  Unexercis- Exercis-     Unexercis-
                   (#)    ($)(1)   able      able       able         able
---------------- -------- -------- -------   ---------  ---------    -----------
Roger E. Main         --     --     74,250           0   $254,606         $0
Russell E.Stingel     --     --     33,125      10,000    127,303          0
Timothy J.Kennedy 23,125  121,504   10,000      10,000          0          0
Edward Butka          --     --     10,000      10,000          0          0
J. Darrell Cottle     --     --     31,250      18,750          0          0

-----------------
(1) An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. Instead, the amounts contained in the Value Realized column reflect the increase in the price of the Company's Common Stock from the option grant date to the option exercise date. Value is calculated based on the difference between the option price and closing market price of the Common Stock on the date of exercise multiplied by the number of shares to which the exercise relates. No cash is realized until the shares received upon exercise of an option are sold.

(2) The closing price for the Company's Common Stock as reported by the Nasdaq National Market on September 30, 1996 was $7.125. Value is calculated on the basis of the difference between the option price and $7.125 multiplied by the number of shares of Common Stock underlying the option. These values have not been, and may never be, realized. The options have not been, and may not be, exercised; and actual gains, if any, on exercise will depend on the value of the Company's Common Stock on the date of exercise.

Employment Agreements

   The Company entered into an employment agreement with J. Darrell Cottle on November 21, 1994 in which he agreed to serve as President of Accutek, Inc. The Agreement automatically renews for one-year terms unless terminated in the manner set forth in the Agreement. The Agreement contains a covenant not to compete. For fiscal 1996, Mr. Cottle's salary was at the annual rate of $104,000. In fiscal 1996, there were no employment agreements with any other executive officer.

Certain Transactions

    On February 23, 1994, Edward Butka, Vice President of the Company, exercised an option granted under the Company's 1989 Stock Option Plan (the "1989 Plan") to purchase 46,250 shares of the Company's Common Stock at a price of $1.62 per share. Pursuant to the financing provisions of the 1989 Plan, the Company loaned Mr. Butka $355,519, at an interest rate of prime plus 1-1/4%, to enable him to pay the income taxes incurred upon the exercise of said option. On December 31, 1996, that loan was repaid. On that date he received a loan from the Company in the amount of $393,463.71. Said loan is evidenced by a promissory note given by Mr. Butka. The note bears interest at a rate equal to the rate offered by the Company's bank to its best customers, as in effect from time to time, with the interest payable annually and the entire principal due on December 31, 2006. The note is secured by 47,695 shares of the Company's Common Stock.
    Justin L. Vigdor, a director and assistant secretary of the Company, is a member of Boylan, Brown, Code, Fowler, Vigdor & Wilson, LLP, which provided legal services to the Company in fiscal 1996.

      During the fiscal year ended September 30, 1996, Don Allen Agency of which Robert P. B. Kidd, a director of the Company, is a broker, was paid approximately $1,501,293 in insurance premiums. All of said premiums are believed by the Company to be comparable to those which would have been paid to an unaffiliated third party.

      Any future transactions with the Company's officers, directors, affiliates or controlling stockholders will be on terms no less favorable then could be obtained from unaffiliated third parties, and shall be approved by a majority of the directors of the Company, including a majority of the independent disinterested directors of the Company.

      Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.


                           CORPORATE PERFORMANCE GRAPH


The following graph sets forth a comparison of the cumulative total stockholder return of the Company's Common Stock with the NASDAQ Market Index and a Peer Group Index for the years indicated. Comparisons of such sort are required by the Securities and Exchange Commission and, therefore, are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.


                    COMPARISON OF CUMULATIVE TOTAL RETURN(1)
                          AMONG IEC ELECTRONICS CORP.,
                   NASDAQ MARKET INDEX AND PEER GROUP INDEX(2)

                           YEARS ENDING SEPTEMBER 30TH

                       2/11/93    1993      1994      1995      1996
                       -------    ----      ----      ----      ----

COMPANY ................ 100       92.31    107.69     69.23     54.81
NASDAQ  ................ 100      106.44    104.28    133.50    167.40
PEER INDEX.............. 100      106.19     85.76    142.38    180.32



(1) Assumes $100 invested on February 23, 1993, the date on which the Company's Common Stock became publicly traded, in the Common Stock, the NASDAQ Market Index, and a Company constructed peer group index.

(2) The Company constructed peer group consists of Solectron Corp., SCI Systems Inc., Plexus Corp., and Benchmark Electronics Inc.

          REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee"), consisting entirely of non-employee directors (Thomas W. Folger, W. Barry Gilbert and David Beaubien), approves all of the policies under which compensation is paid or awarded to the Company's executive officers.

      The Company's policy on executive compensation is to provide competitive compensation that will attract, motivate, and retain executives with superior abilities.

      The Company's compensation program for executive officers currently consists of the following key elements: base salary, annual cash incentives and equity based incentives. Salary and annual incentive payments are mainly designed to reward current and past performances. Equity based incentives are primarily designed to provide strong incentives for long-term future performance. The policies with respect to each of these elements, as well as the basis for determining the compensation of the President and Chief Executive Officer, Mr. Stingel, are described below.

Base Salary

      Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with other executive officer positions in comparable companies. Companies considered comparable for this purpose are the same companies included in the peer group listed in the performance graph which immediately precedes this report. The base salary is normally reviewed annually. Salary adjustments, if any, are then made by the Committee based upon the Company's performance and the individual's contribution to that performance. No salary adjustments were made in fiscal 1994 or 1995 for the executive officers. In February 1996, the base salaries of Messrs. Stingel, Kennedy and Butka were increased to $140,000, $125,000 and $115,000, respectively. In structuring the compensation package, it has been the Committee's policy to emphasize bonuses based upon Company performance rather than increases in base salary. Accordingly, the base salaries of the executive officers remain relatively low compared to the base salaries of their peers in comparable companies.

Annual Incentive

      A substantial portion of each executive officer's compensation is variable and tied to Company performance. The annual incentive program normally consists of three bonus plans: the General Incentive Compensation Plan (the "GICP"), the Key Employee Incentive Plan (the "KEIP"), and the President's Bonus Plan (the "PBP"). The amount of the Company's contribution to each plan is generally made in accordance with certain formulae based upon earnings and return on average assets.

      Under the GICP, a bonus pool is established each year for the benefit of all employees, including executive officers, who have been employed by the Company for more than two years. Distributions from the pool are based on the proportion which each participant's current year's compensation bears to the total compensation of all eligible employees. Even though the Company's earnings for fiscal 1996 were below the required bonus earnings level previously established by the Committee, the Committee believing that it would be desirable to express appreciation to employees during a difficult transitional year as a result of the death of Mr. Main, approved a nominal contribution to the GICP pool in the amount of $108,835. This sum was distributed among 1,071 employees and each employee received an award equal to approximately .5% of his or her base salary.

      Since the Company did not meet the required formula performance measures in fiscal 1996, no awards were made under KEIP.

Equity Based Incentives

      Officers and other key employees also receive grants of stock options pursuant to the Company's stock option plan. Stock option grants are discretionary and reflect the current performance and continuing contribution of the individual to the success of the Company. The Committee is responsible for determining, subject to the terms of the Plan, the individuals to whom grants should be made, the time of grants and the number of shares subject to each option.

 Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the day of grant. Any value received by the executive from an option grant depends completely upon increases in the price of the Company's Common Stock. Consequently, the full value of an executive's compensation package cannot be realized unless an appreciation in the price of the Company's Common Stock occurs over a period of years. No stock options were granted in fiscal 1996 to any executive officer.

CEO Compensation

     In fiscal 1996, the Company had two chief executive officers - Roger E. Main and Russell E. Stingel. Mr. Main, who was hospitalized in January 1996, remained CEO until his death in July 1996. Mr. Stingel, who had been Executive Vice President, became President, COO and acting Chief Executive Officer in February 1996, and CEO in July 1996. Mr. Main continued to be paid his base salary of $150,000 until his death. To reflect his increased responsibilities and his new leadership position, the Committee in March 1996, increased Mr.
Stingel's base salary from $105,000 to $140,000. Neither Mr. Main nor Mr. Stingel received any bonus under the PBP. Mr. Stingel's bonus of $700 for fiscal 1996 represented his award under the GICP and was calculated in the same manner as that for all other employees.

Tax Considerations

      Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by a publicly-held corporation in any year with respect to each of its five most highly paid executive officers. Certain performance based compensation that has been approved by stockholders is not subject to the deduction limit. At the 1994 Annual Meeting the Company obtained stockholder approval of the 1993 Stock Option Plan to qualify options under said Plan as performance based compensation and to maximize the tax deductibility of such options. Accordingly, any gains realized upon the exercise of stock options granted under said Plan will qualify as "performance-based compensation" and will be fully deductible by the Company.

                                       Compensation Committee

                                       Thomas W. Folger, Chairman
                                       W. Barry Gilbert
                                       David Beaubien

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee consist of Messrs. Thomas W. Folger (Chairman), W. Barry Gilbert and David Beaubien. All three members are non-employee directors and do not have any direct or indirect material interest in or relationship with the Company outside of his position as director. Section 16(a) Beneficial Ownership Reporting Compliance
      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") reports of ownership and changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on review of the copies of such reports furnished to the Company or written representations that no other reports were required, the Company believes that, during the 1996 fiscal year, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with except that Mr. Cottle failed to file a timely report on Form 4 to reflect a sale of shares by his wife. He has subsequently filed such report.

                    INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP have been the Company's independent public accountants since June 1979, and have been retained by the Board of Directors for the current year.

      It is anticipated that representatives of Arthur Andersen LLP will be present at the Annual Meeting and they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.


                            OTHER MATTERS

      The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if other matters properly come before the meeting, the persons named as Proxies in the enclosed Proxy will vote according to their best judgment. Stockholders are requested to date and sign the enclosed Proxy and to mail it promptly in the enclosed postage-paid envelope. If you attend the Annual Meeting, you may revoke your Proxy at that time and vote in person, if you wish. Otherwise your Proxy will be voted for you.


      THE COMPANY WILL MAKE AVAILABLE AT NO COST, UPON THE WRITTEN REQUEST OF A STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 1996 (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. COPIES OF EXHIBITS TO THE COMPANY'S FORM 10-K WILL BE MADE AVAILABLE, UPON WRITTEN REQUEST OF A STOCKHOLDER AND THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF REPRODUCTION AND MAILING.


                            By Order of the Board of
Directors
                              /S/Timothy J. Kennedy

                          Timothy J. Kennedy, Secretary

DATED:      January 17, 1997
            Newark, New York

PROXY                                                             PROXY
                                      PROXY


                         IEC ELECTRONICS CORP.
                     ANNUAL MEETING OF STOCKHOLDERS
                      WEDNESDAY, FEBRUARY 26, 1997

The undersigned, revoking all prior proxies, hereby appoints Russell E. Stingel and Justin L. Vigdor, and either one of them with full power of substitution, as proxies to vote for the undersigned, in the name of the undersigned, all of the Common Stock of IEC Electronics Corp. (the "Company") of the undersigned, as if the undersigned were personally present and voting at the Company's Annual Meeting of Stockholders to be held at Marine Midland Bank, One Marine Midland Plaza, Rochester, New York on February 26, 1997 at 10:30 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, upon the following matters:

              (Continued and to be signed on reverse side)

1.  Election of seven (7) directors       (INSTRUCTION: TO WITHHOLD AUTHORITY TO
                                           VOTE FOR ANY INDIVIDUAL NOMINEE,
                                           STRIKE A LINE THROUGH THE NOMINEE'S
                                           NAME IN THE LIST BELOW)

                                                 __
FOR all nominees listed to the right            [__]      David J. Beaubien
(except as marked to the contrary)                        Thomas W. Folger
                                                 __       W. Barry Gilbert
WITHHOLD AUTHORITY to vote                      [__]      Robert P. B. Kidd
for all nominees listed to the right                      Eben S. Moulton
                                                          Russell E. Stingel
                                                          Justin L.Vigdor

2. Transaction of such other business as may property come before the meeting or any adjournment thereof.

                                          THIS PROXY WHEN PROPERLY EXECUTED WILL
                                          BE VOTED IN THE MANNER DIRECTED HEREIN
                                          BY THE UNDERSIGNED STOCKHOLDER.  IF NO
                                          DIRECTOR  IS MADE,  THIS PROXY WILL BE
                                          VOTED FOR ELECTION OF THE NOMINEES FOR
                                          DIRECTORS   SPECIFIED   IN  THE  PROXY
                                          STATEMENT.

                                          THIS PROXY IS SOLICITED ON BEHALF OF
                                          THE BOARD OF DIRECTORS.

                                          Dated:            , 1997



                                          ----------------------------------
                                          Signature



                                          -----------------------------------
                                          Signature

                                          IMPORTANT:  Sign the Proxy  exactly as
                                          your  name  or  names  appear  on your
                                          Common Stock certificate;  in the case
                                          of Common Stock held in joint tenancy,
                                          each   joint    tenant    must   sign.
                                          Fiduciaries should indicate their full
                                          titles and the  capacity in which they
                                          sign. Please complete,  sign, date and
                                          return  this  Proxy  promptly  in  the
                                          enclosed envelope.